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                                                                  Exhibit 10(yy)

                                 FIRST AMENDMENT
                                       TO
                   CLEVELAND-CLIFFS INC NONEMPLOYEE DIRECTORS'
                   -------------------------------------------
                                COMPENSATION PLAN
                                -----------------


                                    RECITALS
                                    --------

         WHEREAS, Cleveland-Cliffs Inc ("Company"), with approval of the Company's shareholders on May 14, 1996, established the Cleveland-Cliffs Inc Nonemployee Directors' Compensation Plan ("Plan"), effective July 1, 1996; and

         WHEREAS, the Company desires to amend the Plan to (i) provide that the 10% reduction for Special Distributions under Section 7.6 of the Plan be changed to a 6% reduction and (ii) require that a Director who elects a Special Distribution terminate participation in the deferral portion of the Plan for two full calendar years ("Amendment"); and

         WHEREAS, the Board of Directors of the Company has approved the Amendment in accordance with the provisions of Section 8.2 of the Plan and such Amendment does not require approval by the shareholders of the Company.

         NOW, THEREFORE, the Plan is hereby amended by the First Amendment, such First Amendment to be effective as of the date set forth herein as follows:

         1. The Plan is amended, effective as of November 12, 1996, by deleting in its entirety Section 7.6 and substituting the following therein:

                  "7.6 Special Distributions. Notwithstanding any other provision of this Article VII, a Director may elect to receive a distribution of part or all of his or her Deferred Fee Account and/or Deferred Share Account in one or more distributions if (and only if) the amount in the Director's Deferred Fee Account and/or the number of the Shares in the Director's

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         Deferred Share Account subject to such distribution is reduced by 6 percent. Any distribution made pursuant to such an election shall be made within sixty days of the date such election is submitted to the Administrator. The remaining 6 percent of the portion of the electing Director's Deferred Fee Account and/or Deferred Share Account subject to such distribution shall be forfeited. Notwithstanding any other provision of this Article VII, a Director who is currently serving as a Director and who elects a distribution pursuant to Section 7.6 shall immediately terminate his or her participation in the deferral portion of the Plan for the balance, if any, of the Plan Year during which the Director's election is submitted to the Committee and for the next two Plan Years."

         2. Except as amended by this First Amendment, the Plan shall remain in full force and effect.

         Executed in Cleveland, Ohio, as of November 12, 1996.


                                CLEVELAND-CLIFFS INC


                                By  /s/ M.T. Moore
                                   ------------------------------------
                                   Chairman and Chief Executive Officer


                                And  /s/ J.E. Lenhard
                                    ------------------------------------
                                    Secretary





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